UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 6, 2003

AMPEX CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	0-20292	13-3667696
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1228 Douglas Avenue

Redwood City, California 94063-3117

(Address and zip code of principal executive offices)

Registrant’s telephone number, including area code:

(650) 367-2011

Item 5.    Other Events.

At the Annual Meeting of Stockholders of Ampex Corporation held on June 6, 2003, the company’s stockholders approved an amendment to the company’s Restated Certificate of Incorporation to effect a one-for-20 reverse stock split of the company’s outstanding shares of Class A Common Stock. The reverse stock split will become effective upon the filing of the amendment with the Delaware Secretary of State. The company announced the stockholders’ approval of the reverse stock split in a press release dated June 6, 2003, a copy of which is attached as an exhibit hereto, and the text of which is incorporated herein by reference.

Item 7.    Financial Statements and Exhibits.

(c)	Exhibits.

The following Exhibit is filed herewith:

    99.1    Press Release dated June 6, 2003.

[SIGNATURE PAGE FOLLOWS]

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

AMPEX CORPORATION

By:	/S/ EDWARD J. BRAMSON

Edward J. Bramson Chairman and Chief Executive Officer

Date:  June 6, 2003

EXHIBIT INDEX

Exhibit Number	Description

99.1*	Press Release dated June 6, 2003.

*	Filed herewith.